Exhibit 99.1
Blackbaud, Inc. Announces Fourth Quarter 2005 Results and First Quarter 2006 Dividend
CHARLESTON, S.C.— February 16, 2006 — Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its fourth quarter 2005.
For the quarter ended December 31, 2005, Blackbaud reported total revenue of $42.9 million, an increase of 19% compared with the fourth quarter of 2004. License revenue increased 17% to $7.9 million, services revenue increased 26% to $12.5 million, and maintenance and subscriptions revenue increased 16% to $20.7 million over the comparable period.
Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We are very pleased with the Company’s performance in the fourth quarter, completing a year highlighted by better-than-expected top line momentum and profitability.” Chardon continued, “Nonprofit organizations are increasingly investing in technology to optimize their fundraising and internal operations, and our industry leading solutions, experience and customer satisfaction position us well to continue capitalizing on this growing demand.”
Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (GAAP), were $8.7 million and $6.2 million, respectively, for the fourth quarter 2005 compared with a loss from operations of $9.2 million and a net loss of $4.3 million in the same period last year. GAAP diluted earnings per share were $0.14 for the quarter ended December 31, 2005, compared with a loss per share of $0.10 in the same period last year.
For the quarter ended December 31, 2005, pro forma income from operations and net income, which exclude stock-based compensation expense and amortization of intangibles arising from business combinations, were $11.8 million and $7.3 million, respectively, compared with $9.9 million and $6.2 million in the same period last year, representing growth of 19% and 18%, respectively. Pro forma earnings per share were $0.16 for the quarter ended December 31, 2005 compared with $0.13 in the same period last year.
A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Cash from operations for the fourth quarter and full year ended December 31, 2005 was $12.8 million and $51.8 million, respectively, increases of 26% and 19%, respectively, over the prior year periods. Blackbaud had cash and cash equivalents of $22.7 million at December 31, 2005, a $2.0 million increase from the $20.7 million level at the end of the prior quarter.
Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “In 2005 we were able to deliver a solid operating margin while our revenue growth continued to accelerate over the growth rates seen in recent years. Our leadership position and business model enable us to deliver this attractive combination of profitability and growth, in addition to very strong cash flow that we will continue to use to drive shareholder value.”
First Quarter Dividend
Blackbaud announced today that its Board of Directors has approved an increase in its annual dividend from $0.20 per share to $0.28 per share and declared a first quarter dividend of $0.07 per share payable on March 15, 2006 to stockholders of record on February 28, 2006.

Conference Call Details
Blackbaud will host a conference call today, February 16, 2006, at 5:00 p.m. (EDT) to discuss the Company’s financial results, operations and related matters. To access this call, dial 800-289-0533 (domestic) or 913-981-5525 (international). A replay of this conference call will be available through February 23, 2006, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4524888. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.
About Blackbaud
Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. More than 15,000 organizations — including the American Red Cross, Bowdoin College, the Chesapeake Bay Foundation, the Crohn’s & Colitis Foundation of America, the Detroit Zoological Society, Episcopal High School, Help the Aged, the New York Philharmonic and United Way of America — use Blackbaud products and consulting services for fundraising, financial management, business intelligence and school administration. Blackbaud’s solutions include The Raiser’s Edge®, The Financial Edge™, The Education Edge™, The Patron Edge ®, Blackbaud® NetCommunity™, The Information Edge™, WealthPoint™ and ProspectPoint™, as well as a wide range of consulting and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and also has operations in Toronto, Ontario; Glasgow, Scotland; and Sydney, Australia.
Blackbaud, the Blackbaud logo, The Raiser’s Edge, The Financial Edge, The Education Edge, The Information Edge, The Patron Edge, Blackbaud NetCommunity, WealthPoint and ProspectPoint are trademarks or registered trademarks of Blackbaud, Inc.
Forward-looking Statements
Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause actual results to differ materially from these forward-looking statements include the following: continued success in sales growth; risks associated with management of growth; the ability to attract and retain key personnel; risks related to our dividend and stock repurchase programs, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; adoption of our products and services by nonprofits; uncertainty regarding increased business and renewals from existing customers; risk associated with product concentration; lengthy sales and implementation cycles; economic conditions and seasonality; competition; risks associated with acquisitions; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud’s investor relations department.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes pro forma gross margin, pro forma operating income and margin, pro forma net income and pro forma earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with the Blackbaud’s IPO (completed on July 22, 2004), amortization of intangibles arising from business combinations, stock-based compensation expense and certain adjustments to the deferred tax asset.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of GAAP to our non-GAAP financial measures has been provided in the financial statement tables included in this press release.
INVESTOR CONTACT:
Tim Dolan
Integrated Corporate Relations
203-682-8200
MEDIA CONTACT:
Rachel Hutchisson
Blackbaud
843-270-5824
SOURCE: Blackbaud, Inc.

BLACKBAUD, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	December 31,
	2005	2004

Assets
Current assets:
Cash and cash equivalents	$22,683	$42,144
Accounts receivable, net of allowance of $1,100 and $1,420, respectively	25,577	19,580
Prepaid expenses and other current assets	8,741	1,806
Deferred tax asset, current portion	7,600	542

Total current assets	64,601	64,072
Property and equipment, net	8,700	7,199
Deferred tax asset	71,487	87,522
Goodwill	2,208	1,673
Intangible assets, net	396	—
Other assets	106	342

Total assets	$147,498	$160,808

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$4,683	$2,653
Current portion of capital lease obligations	—	44
Accrued expenses and other current liabilities	15,806	16,019
Deferred revenue	59,459	51,593

Total current liabilities	79,948	70,309
Long-term deferred revenue	1,279	710

Total liabilities	81,227	71,019

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 47,529,836 and 42,549,056 shares issued at December 31, 2005 and 2004, respectively	48	43
Additional paid-in capital	73,583	55,292
Deferred compensation	(6,497)	(1,064)
Treasury stock, at cost; 4,267,313 shares at December 31, 2005	(60,902)	—
Accumulated other comprehensive income	92	355
Retained earnings	59,947	35,163

Total stockholders’ equity	66,271	89,789

Total liabilities and stockholders’ equity	$147,498	$160,808

BLACKBAUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three months ended December 31,		Years ended December 31,
	2005	2004	2005	2004

Revenue
License fees	$7,915	$6,773	$29,978	$25,387
Services	12,537	9,985	52,606	42,793
Maintenance and subscriptions	20,695	17,815	78,475	66,941
Other revenue	1,794	1,467	5,237	4,316

Total revenue	42,941	36,040	166,296	139,437

Cost of revenue
Cost of license fees	1,214	1,077	4,380	3,545
Cost of services (of which $40, $104, $269 and $(540) in the three months ended December 31, 2005 and 2004 and the years ended December 31, 2005 and 2004, respectively, was stock based compensation expense (benefit))	7,419	6,325	28,409	22,807
Cost of maintenance and subscriptions (of which $5, $15, $33 and $(91) in the three months ended December 31, 2005 and 2004 and the years ended December 31, 2005 and 2004, respectively, was stock based compensation expense (benefit))	3,326	2,732	12,398	10,862
Cost of other revenue	1,837	1,408	4,943	3,986

Total cost of revenue	13,796	11,542	50,130	41,200

Gross profit	29,145	24,498	116,166	98,237

Sales and marketing	8,185	6,624	33,273	26,775
Research and development	5,359	4,630	20,999	17,875
General and administrative	3,893	3,471	16,139	12,933
Amortization	8	—	18	32
Costs of initial public offering	—	—	—	2,455
Stock based compensation expense	2,983	18,955	13	19,010

Total operating expenses	20,428	33,680	70,442	79,080

Income (loss) from operations	8,717	(9,182)	45,724	19,157
Interest income	194	198	964	331
Interest expense	(12)	(4)	(49)	(272)
Other income, net	40	14	6	356

Income (loss) before provision for income taxes	8,939	(8,974)	46,645	19,572
Income tax provision	2,752	(4,688)	13,344	6,931

Net income (loss)	$6,187	$(4,286)	$33,301	$12,641

Earnings (loss) per share
Basic	$0.15	$(0.10)	$0.78	$0.30
Diluted	$0.14	$(0.10)	$0.72	$0.27
Common shares and equivalents outstanding
Basic weighted average shares	42,422,014	42,544,596	42,559,342	42,496,280
Diluted weighted average shares	44,658,872	42,544,596	46,210,099	46,540,790

Dividends per share	$0.05	$0.00	$0.20	$0.00

Summary of stock based compensation expense (benefit)
Cost of services	$40	$104	$269	$(540)
Cost of maintenance and subscription revenue	5	15	33	(91)

Total cost of revenue	45	119	302	(631)

Sales and marketing	35	82	217	(112)
Research and development	20	60	139	(457)
General and administrative	2,928	18,813	(343)	19,579

Total operating expense	2,983	18,955	13	19,010

Total stock based compensation expense (benefit)	$3,028	$19,074	$315	$18,379

BLACKBAUD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Years ended December 31,
	2005	2004
Cash flows from operating activities
Net income (loss)	$33,301	$12,641
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,684	2,521
Provision for doubtful accounts and sales returns	822	1,328
Stock based compensation	624	16,600
Amortization of deferred financing fees	48	184
Deferred taxes	9,014	701
Benefit on exercise of stock options	8,611	179
Changes in assets and liabilities, net of acquisition
Accounts receivable	(6,830)	(5,089)
Prepaid expenses and other assets	(6,773)	785
Trade accounts payable	2,045	54
Accrued expenses and other current liabilities	(57)	5,462
Deferred revenue	8,357	8,183

Total adjustments	18,545	30,908

Net cash provided by operating activities	51,846	43,549

Cash flows from investing activities
Purchase of property and equipment	(4,160)	(3,039)
Purchase of net assets of acquired company	(1,013)	(166)

Net cash used in investing activities	(5,173)	(3,205)

Cash flows from financing activities
Repayments on long-term debt and capital lease obligations	(44)	(5,142)
Proceeds from exercise of stock options	3,627	674
Purchase of treasury stock	(60,902)	—
Dividend payments to stockholders	(8,517)	—
Payment of deferred financing fees	—	(162)

Net cash used in financing activities	(65,836)	(4,630)

Effect of exchange rate on cash and cash equivalents	(298)	(278)

Net (decrease) increase in cash and cash equivalents	(19,461)	35,436
Cash and cash equivalents, beginning of year	42,144	6,708

Cash and cash equivalents, end of year	$22,683	$42,144

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$1	$45
Taxes	3,885	4,009

BLACKBAUD, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2005	2004	2005	2004

GAAP revenue	$42,941	$36,040	$166,296	$139,437

GAAP gross margin	$29,145	$24,498	$116,166	$98,237

Pro forma adjustments:
Amortization of deferred compensation expense (benefit) — options	45	119	302	(631)

Pro forma gross profit	$29,190	$24,617	$116,468	$97,606

Pro forma gross margin	68%	68%	70%	70%

GAAP income (loss) from operations	$8,717	$(9,182)	$45,724	$19,157
Pro forma adjustments:
Amortization of deferred compensation expense (benefit) — options	2,698	19,074	(53)	18,379
Amortization of deferred compensation expense (benefit) — restricted stock	330	—	368	—
Costs of initial public offering	—	—	—	2,455
Amortization of intangibles from business combinations	8	—	18	32

Total pro forma adjustments	3,036	19,074	333	20,866

Pro forma income from operations	$11,753	$9,892	$46,057	$40,023

Pro forma operating margin	27%	27%	28%	29%

GAAP net income (loss)	$6,187	$(4,286)	$33,301	$12,641
Pro forma adjustments:
Total pro forma adjustments affecting income from operations	3,036	19,074	333	20,866
Tax impact related to pro forma adjustments	(1,917)	(8,627)	(4,977)	(8,840)

Pro forma net income	$7,306	$6,161	$28,657	$24,667

GAAP shares used in computing diluted income per share	44,659	42,545	46,210	46,541
Pro forma adjustments:
Incremental shares related to stock options	(137)	4,157	(569)	(508)

Shares used in computing pro forma earnings per diluted share	44,522	46,702	45,641	46,033

Pro forma earnings per diluted share	$0.16	$0.13	$0.63	$0.54